SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

CASEY’S GENERAL STORES, INC.

(Name of Registrant as Specified In Its Charter)

[NOT APPLICABLE]

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[Not Applicable]

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

[Not Applicable]

August 11, 2008

To Our Shareholders:

The Annual Meeting of the shareholders of Casey’s General Stores, Inc. will be held at the Casey’s General Stores, Inc. Corporate Headquarters, One Convenience Blvd., Ankeny, Iowa, at 9:00 A.M., central time, on Friday, September 19, 2008. The formal Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, outline the two proposals to be voted upon by shareholders at the Annual Meeting.

It is important that your shares be represented at the meeting whether or not you are personally able to attend. To make it easier for you to vote your shares, you now have the choice of voting over the Internet, by telephone, or by completing and returning the enclosed proxy card. The proxy card describes your voting options in greater detail. If you later find that you may be present for the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

Your copy of the Company’s Annual Report and Form 10-K for 2008 is also enclosed. Please read it carefully. It gives you a report on the Company’s operations for the fiscal year ended April 30, 2008.

We look forward to seeing you at the meeting and thank you for your continued interest in the Company.

Sincerely,

Robert J. Myers
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

SEPTEMBER 19, 2008

To the Shareholders of Casey’s General Stores, Inc.:

The Annual Meeting of the shareholders of Casey’s General Stores, Inc., an Iowa corporation, will be held at the Casey’s General Stores, Inc. Corporate Headquarters, One Convenience Boulevard, Ankeny, Iowa, on Friday, September 19, 2008, at 9:00 A.M., central time, for the following purposes:

1.	To elect the eight nominees named in the attached proxy statement to the Board of Directors;

2.	To ratify the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending April 30, 2009; and

3.	To transact such other business as may properly come before the meeting or at any adjournment or postponement thereof.

The Board of Directors has fixed the close of business, July 25, 2008, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any and all adjournments thereof. A list of such holders will be open for examination by any shareholder, at the Company’s Corporate Headquarters at the address described above, beginning two business days after the date hereof and continuing through the meeting.

By Order of the Board of Directors,

Brian J. Johnson
Director of Finance and Corporate
Secretary

August 11, 2008

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on September 19, 2008.

The Proxy Statement and Annual Report to shareholders are available at www.edocumentview.com/casy.

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card or voting instruction card are being mailed beginning on or about August 11, 2008, to each holder of record of the Common Stock, no par value (the “Common Stock”), of Casey’s General Stores, Inc. (the “Company”) at the close of business on July 25, 2008. Proxies in the form enclosed are solicited by the Board of Directors of the Company for use at the Annual Meeting of shareholders to be held at the Casey’s General Stores, Inc. Corporate Headquarters, One Convenience Boulevard, Ankeny, Iowa 50021, at 9:00 A.M., central time, on Friday, September 19, 2008.

Shareholders of record may vote in person at the Annual Meeting or by granting a proxy. Holders of Common Stock being held in street name may vote by submitting voting instructions to their broker or nominee. In either circumstance, shares may be voted in one of the following ways:

•	By Internet at the address listed on the proxy card;

•	By telephone using the toll-free number listed on the proxy card;

•	By returning the enclosed proxy card (signed and dated) in the envelope provided.

When a shareholder votes by proxy, the shares represented thereby will be voted at the meeting in accordance with the shareholder’s instructions. If no instructions are given on a signed proxy card, the proxy will be voted FOR the election as directors of the nominees named herein and FOR ratification of the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending April 30, 2009.

A person giving a proxy may revoke it at any time before it is voted. Any shareholder attending the meeting may, on request, vote his or her own shares even though the shareholder has previously granted a proxy. Unless revoked, the shares of Common Stock represented by proxies will be voted on all matters to be acted upon at the meeting.

For participants in the Casey’s General Stores 401(k) Plan (the “KSOP”), the voting instruction card directs Delaware Charter Guarantee & Trust Company (the “Trustee”), the trustee of the KSOP, with respect to voting of the shares held in the participants’ accounts. Participants can direct the voting of the shares allocated to their accounts on the Internet, by telephone or by returning the signed instruction card in the envelope provided, but cannot direct the voting of their KSOP shares in person at the meeting. If voting instructions for shares in the KSOP are not returned, those shares will be voted by the Trustee in the same proportion as the shares for which voting instructions are returned by the other participants in the KSOP. To allow sufficient time for the Trustee to tabulate the vote of the KSOP shares, participant instructions must be received before the close of business on September 17, 2008.

The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. The Company may reimburse brokers and their nominees for their expenses in communicating with the persons for whom they hold shares of the Company.

SHARES OUTSTANDING

Holders of record of the Common Stock at the close of business on the record date, July 25, 2008, will be entitled to vote on all matters to be presented at the Annual Meeting. On the record date, 50,772,162 shares of Common Stock were outstanding. Each such share of Common Stock will be entitled to one vote on all matters.

The following table contains information with respect to each person, including any group, known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company as of the dates indicated in the footnotes following the table. Except as otherwise indicated, the persons listed in the table have the voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	3,595,929	(1)	7.10%

(1)	Based on Schedule 13G filed by Barclays Global Investors, NA, Barclays Global Fund Advisors and Barclays Global Investors, Ltd, with the SEC dated January 10, 2008. Such information indicates that such entities had sole voting power over 2,981,324 shares and sole dispositive power of 3,595,929 shares.

VOTING PROCEDURES

Under Iowa corporate law and the Amended and Restated Bylaws, as amended, of the Company (the “Bylaws”), the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the 2008 Annual Meeting.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Accordingly, the eight nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election will be the duly elected directors. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy is required for ratification of the appointment of the independent auditor. Abstentions and any “broker non-votes,” which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of votes cast.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of eight persons. Under the Restatement of the Restated and Amended Articles of Incorporation (the “Restated Articles”), the Board of Directors may consist of up to nine persons, and individuals may be elected by the Board to fill any vacancies or to occupy any new directorships, with such individual serving in each case until the next annual meeting of shareholders and until a successor is duly elected and qualified.

The Board of Directors has accepted the recommendation of the Nominating Committee that the eight individuals named below be designated as nominees for election as directors of the Company at the 2008 Annual Meeting of shareholders. All nominees are currently directors of the Company. All have been previously elected by the shareholders, except Jeffrey M. Lamberti who was appointed to the Board of Directors on March 5, 2008. Directors are elected to hold office until the next annual election and, in each case, until their respective successors are duly elected and qualified.

Additional information regarding each of these nominees is set forth below. The number of shares of Common Stock of the Company beneficially owned by each of the nominees as of July 25, 2008 is set forth on page 10. Except as may be otherwise expressly stated, all nominees for directors have been employed in the capacities indicated for more than five years.

It is intended that all proxies in the accompanying form, unless contrary instructions are given thereon, will be voted for the election of all the persons designated by the Board of Directors as nominees. In the event of death or disqualification of any nominee, or the refusal or inability of any nominee to serve as a director, the enclosed proxy may be voted with discretionary authority for the election of a substitute nominee approved by the Board of Directors.

The Board of Directors recommends a vote FOR election of the following nominees as directors of the Company:

Ronald M. Lamb, 72, Chairman of the Board and retired Chairman of the Executive Committee. Mr. Lamb joined the Company in 1971, and served as Chairman of the Board and Chief Executive Officer from 1998 until June 21, 2006, and as Chairman of the Executive Committee from then until his retirement on April 30, 2008. Mr. Lamb has been a director of the Company since 1981.

Robert J. Myers, 61, President and Chief Executive Officer of the Company. Mr. Myers has been associated with the Company since 1989. He served as Senior Vice President from December 1998 until May 2002, when he assumed the position of Chief Operating Officer. He was elected to his current position as President and Chief Executive Officer on June 21, 2006.

Kenneth H. Haynie, 75, former shareholder with the Des Moines, Iowa law firm of Ahlers & Cooney, P.C. Since his retirement on December 31, 2002, he has served in an of counsel capacity, with no interest in the ownership or earnings of the law firm. He has served as a director of the Company since 1987.

Patricia Clare Sullivan, 80, former President and Chief Executive Officer (1977-1993), President of External Affairs (1993-1995) of Mercy Health Center of Central Iowa, Des Moines, Iowa. Ms. Sullivan has served as a director of the Company since 1996.

Johnny Danos, 68, former President of the Greater Des Moines Community Foundation, a charitable public foundation dedicated to improving the quality of life in Greater Des Moines. Mr. Danos was employed by KPMG LLP (and its predecessor firms) for over 30 years, and retired as the managing partner of its Des Moines office in 1995. He has been a director of the Company since 2004. Mr. Danos also is a member of the Board of Directors of the Federal Home Loan Bank of Des Moines.

William C. Kimball, 60, retired Chairman and Chief Executive Officer of Medicap Pharmacy, Inc., a national franchisor of community retail pharmacies. Mr. Kimball also serves as a member of the Board of Directors of Principal Mutual Funds and as Past Chair of the Board of Trustees of William Penn University. Mr. Kimball has been a director of the Company since 2004.

Diane C. Bridgewater, 45, Vice-President, Chief Financial Officer and Treasurer of Life Care Services, LLC, a Des Moines-based manager and developer of continuing care retirement communities throughout the United States. Prior to her employment with Life Care Services, LLC, Ms. Bridgewater was employed by Pioneer, a DuPont Company for 18 years, most recently as its Vice President and Chief Financial Officer (2006). She also served as Vice President and Business Director, North America Operations (2004-2006) and Global Customer and Sales Services Director (2001-2003). Ms. Bridgewater has been a director of the Company since 2007.

Jeffrey M. Lamberti, 45, President and Managing Shareholder with the Ankeny, Iowa law firm of Handley, Block, Lamberti & Gocke, P.C. Mr. Lamberti served as an Iowa State Senator from 1999 to 2006 and as President of the Iowa Senate from 2004 to 2006. He is the son of Donald F. Lamberti, a founder of the Company. Mr. Lamberti has been a director of the Company since March 5, 2008.

The Board of Directors and executive officers of the Company will miss John R. Fitzgibbon, a director of the Company since 1983, who passed away on March 2, 2008. Mr. Fitzgibbon provided well-reasoned advice and counsel to the Board and will be missed by all who knew him.

The Board of Directors and executive officers will also miss the insightful advice and leadership of Donald F. Lamberti, who resigned from the Board on March 4, 2008.

GOVERNANCE OF THE COMPANY

In accordance with applicable Iowa law, the business and affairs of the Company are managed under the direction of the Board of Directors. Directors are expected to attend all Board meetings and meetings of the committees on which they serve, and each annual shareholders meeting. All of the members of the Board of Directors attended last year’s Annual Meeting of shareholders, except Jeffrey M. Lamberti who was not a member of the Board of Directors at that time.

The Board of Directors held four meetings during the fiscal year ended April 30, 2008, and each member of the Board of Directors attended 75% or more of the aggregate number of Board meetings and meetings of committees on which the member served. At intervals between formal meetings, members of the Board are provided with various items of information regarding the Company’s operations and are frequently consulted on an informal basis with respect to pending business.

Mr. Haynie, Mr. Danos, Mr. Kimball, Ms. Sullivan and Ms. Bridgewater are considered “independent” directors, as that term is defined in Nasdaq Listing Standards. As such, a majority of the Board of Directors is considered “independent” as so defined. In reaching this conclusion, the Board of Directors considered the facts and circumstances of Mr. Haynie’s relationship with Ahlers & Cooney, P.C., and determined that the relationship was not material and does not interfere with Mr. Haynie’s independent judgment in carrying out his responsibilities as a director. The independent directors met in executive session without management present during two of the Board meetings held during the fiscal year ended April 30, 2008, and the Board of Directors has determined that such executive sessions will be held at least twice each year in the future.

Board Committees

The Bylaws of the Company establish four standing committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee. In addition, the Bylaws authorize the Board of Directors to establish other committees for selected purposes.

Executive Committee

The Executive Committee, presently consisting of Mr. Lamb (Chair), Mr. Myers and Mr. Haynie, is authorized, within certain limitations set forth in the Bylaws, to exercise the power and authority of the Board of Directors between meetings of the full Board. The Committee met once during the fiscal year ended April 30, 2008.

Audit Committee

The Audit Committee presently consists of Ms. Bridgewater (Chair), Mr. Danos, Mr. Kimball and Ms. Sullivan, all of whom are “independent” under the criteria established by the SEC and Nasdaq. The Board of Directors has approved the designation of Ms. Bridgewater as an “audit committee financial expert” as that is defined under Item 401(h) of SEC Regulation S-K.

The Audit Committee performs the duties set forth in its written Charter (which is available on the Company’s website—www.caseys.com). Under its Charter, the Audit Committee is directly responsible for the appointment, termination, compensation and oversight of the independent public accounting firm it retains to audit the Company’s books and records. The Audit Committee regularly reports to the Board on the audit and the non-audit activities of the auditors, approves all audit engagement fees and pre-approves any non-audit engagement and compensation of the independent auditors.

The Audit Committee has established a regular schedule of meetings to be held five times each year with financial management personnel, internal accounting and auditing staff and the independent auditor. During these meetings, the Committee also meets separately in executive sessions with the internal auditing staff and the independent auditor. The Committee met five times during the fiscal year ended April 30, 2008.

Compensation Committee

The Compensation Committee presently consists of Mr. Haynie (Chair), Mr. Danos, Mr. Kimball, Ms. Sullivan and Ms. Bridgewater, all of whom are “independent” under the Nasdaq criteria. The Compensation Committee annually reviews the performance of the Chief Executive Officer and reviews management’s evaluation of the performance of the Company’s senior officers and their compensation arrangements, and makes recommendations to the Board of Directors concerning the compensation of the Chief Executive Officer and the Company’s senior officers. The Committee’s determination (and its deliberations) of the Chief Executive Officer’s compensation are done in executive session, without the presence of management, including the Chief Executive Officer.

As set forth in its written Charter (which is available on the Company’s website—www.caseys.com), the Committee has authority to retain and terminate executive compensation consulting firms to advise the Committee and, from time to time, retains compensation consultants to assist with the Committee’s review and development of its compensation recommendations. Most recently, the Committee retained Hewitt Associates as a consultant to assist it in preparing the employment agreement between the Company and Mr. Myers that was executed in March 2007. The Committee also has retained Hewitt Associates to assist in reviewing possible long term incentive compensation arrangements.

The Committee also administers the 2000 Stock Option Plan of the Company. The current practice has been to consider a grant of stock options every other year in June. The Board of Directors has approved a policy statement concerning the granting of stock options, as described on page 14. Grants of all stock options are required to be made at the last reported sales price of the underlying shares on the grant date.

The Committee met twice during the fiscal year ended April 30, 2008. The report of the Compensation Committee is included herein on page 17.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party.

Nominating Committee

The Nominating Committee presently consists of Ms. Sullivan (Chair), Mr. Haynie, Mr. Danos, Mr. Kimball, and Ms. Bridgewater all of whom are “independent” under the Nasdaq criteria. The Nominating Committee generally reviews the qualifications of candidates proposed for nomination to the Board of Directors, recommends to the Board candidates for election at the Annual Meeting of shareholders, and performs the other duties set forth in its written Charter (which is available on the Company’s website—www.caseys.com). The Committee met twice during the fiscal year ended April 30, 2008.

The Nominating Committee will consider nominees recommended by shareholders if they are submitted in accordance with the Amended and Restated Bylaws (“Bylaws”). Briefly, the Bylaws contain advance notice procedures relating to shareholder nominations of directors and other business to be brought before an annual meeting of shareholders other than by or at the direction of the Board of Directors. Under the Bylaws, in order for a shareholder to nominate a director candidate for election at an annual meeting of shareholders, the shareholder must deliver written notice thereof to the Secretary of the Company at least 90 days prior to the one-year anniversary date of the date of the immediately preceding annual meeting of shareholders. In the case of shareholder nominations to be considered at the 2009 Annual Meeting, therefore, such notice must be received by the Secretary by no later than June 19, 2009. The notice must set forth certain information concerning such shareholder and the shareholder’s nominee(s), including their names and addresses, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement pursuant to the proxy rules of the SEC had the nominee(s) been nominated by the Board of Directors, and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. A copy of the Bylaws may be obtained by request addressed to Brian J. Johnson, Director of Finance and Corporate Secretary, Casey’s General Stores, Inc., P.O. Box 3001, Ankeny, Iowa 50021.

The Nominating Committee’s Charter sets forth, among other things, the minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended nominee, and the specific qualities or skills that the Nominating Committee believes are necessary for one or more of the Company’s directors to possess. In considering individuals for nomination as directors, the Nominating Committee typically solicits recommendations from the current directors and is authorized to engage search firms to assist in the process, although it has not done so to date.

DIRECTOR COMPENSATION

During the fiscal year ended April 30, 2008, each director who was not a Company employee was compensated for services as a director by an annual retainer of $25,000 and a meeting fee of $1,000 for each shareholder, Board and Committee meeting attended. The Chair of the Compensation, Nominating and Audit Committees were compensated for such services by an annual retainer of $5,000. Company employees serving on the Board do not receive any compensation for services as a director. The Company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s group life insurance plan, with individual coverages of up to $50,000 each.

Effective May 1, 2008, the annual retainer for non-employee directors will be increased to $40,000 and Board meeting fees will be eliminated, while Committee meeting fees will remain at $1,000. The annual retainer for the Board and Committee chairs also will be increased to $6,000. Non-employee directors also will be reimbursed for costs associated with their attendance at seminars relating to corporate governance matters, up to a maximum of $5,000 per year.

Under the Non-Employee Directors’ Stock Option Plan approved by the shareholders at the 1995 Annual Meeting (the “Director Stock Plan”), each Eligible Non-Employee Director (defined in the Director Stock Plan as any person who is serving as a non-employee director of the Company on the last day of a fiscal year) annually receives an option to purchase 2,000 shares of Common Stock. The exercise price of all options awarded under the Director Stock Plan is the average of the last reported sale prices of shares of Common Stock on the last trading day of each of the 12 months preceding the award of the option. The term of such options is ten years from the date of grant, and each option is exercisable immediately upon grant. The aggregate number of shares of Common Stock that may be granted pursuant to the Director Stock Plan may not exceed 200,000 shares, subject to adjustment to reflect any future stock dividends, stock splits or other relevant capitalization changes. In accordance with the terms of the Director Stock Plan, Messrs. Haynie, Danos, Kimball, Lamberti, Ms. Sullivan and Ms. Bridgewater each received an option on May 1, 2007 to purchase 2,000 shares of Common Stock at an exercise price of $24.11 per share.

The following table sets out the compensation paid to or on behalf of our directors during the fiscal year ended April 30, 2008:

Director Compensation Table

Director	Fees Earned or Paid in Cash ($)	Option Awards ($)[2]	All Other Compensation ($)[3]		Total ($)
Donald F. Lamberti[1]	$27,500	$23,300	$288,010	[4]	$338,810
John R. Fitzgibbon[5]	39,000	23,300	35		62,335
Kenneth H. Haynie	29,500	23,300	38		52,838
Patricia Clare Sullivan	41,000	23,300	38		64,338
Johnny Danos	43,375	23,300	62		66,737
William C. Kimball	41,500	23,300	96		64,896
Diane C. Bridgewater	44,125	23,300	96		67,521
Jeffrey M. Lamberti[6]	11,250	—	16		11,266

[1]	Mr. Donald Lamberti resigned from the Board of Directors on March 4, 2008, and received director fees for only a portion of fiscal year 2008.
[2]

The stock option award of May 1, 2007 is calculated at the aggregate grant date fair value computed in accordance with FAS 123R. As of the fiscal year ended April 30, 2008, each director held the following aggregate number of stock options: Mr. Donald Lamberti: 8,000 shares; Mr. Fitzgibbon: 4,000 shares; Mr. Haynie: 18,000 shares; Ms. Sullivan: 10,000 shares; Mr. Danos: 8,000 shares; Mr. Kimball: 8,000 shares; and Ms. Bridgewater: 2,000 shares; and Mr. Jeffrey Lamberti: zero shares.

[3]	Except in the case of Mr. Donald Lamberti, the indicated amounts represent the dollar value of life insurance premiums.
[4]

With his retirement on April 30, 2003, Mr. Donald Lamberti, a founder of the Company, is receiving retirement benefits under a Non-Qualified Supplemental Executive Retirement Plan (“SERP”). The indicated amount includes (i) a retirement benefit under the SERP equal in amount to $275,000 per year and (ii) the annual premiums for life and health insurance for Mr. Lamberti.

[5]	Mr. Fitzgibbon passed away on March 2, 2008, and received director fees for only a portion of fiscal year 2008.
[6]	Mr. Jeffrey Lamberti was appointed a director on March 5, 2008, and earned a portion of his retainer in fiscal year 2008.

Certain Relationships and Related Transactions

The Company has a written policy requiring the approval by the Audit Committee of transactions between the Company and “related parties” that are required to be disclosed under Item 404 of Regulation S-K, unless the transaction is available to all employees generally or unless the transaction involves less than $5,000, when aggregated with all similar transactions. “Related parties” include senior officers or directors (and their immediate family members), shareholders owning more than five percent of the Company or an entity that is either owned or controlled by such individuals or an entity over which such individuals have a substantial ownership interest or control.

At one store location in Des Moines, Iowa, the Company owns the building and currently leases the land from a trust created by Donald F. Lamberti’s mother. The Company’s lease extends until September 2012 and provides for a fixed monthly rental payment of $1,300 and payment of an amount equal to 1% of sales by the store. The Company has an option to purchase the property for its fair market value at the end of the lease term. The amounts paid by the Company under the lease during the past three fiscal years were $70,819 in fiscal 2008, $62,740 in fiscal 2007 and $57,370 in fiscal 2006. The Company does not intend to lease additional store sites or buildings from affiliated persons.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of July 25, 2008, the beneficial ownership of shares of the Company’s Common Stock, the only class of capital stock outstanding, by the current directors and nominees for directors of the Company, the executive officers named in the Summary Compensation Table herein, and all current directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have the voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner	Direct Ownership		Shares Subject to Options(1)	KSOP Shares(2)	Total Amount and Nature of Beneficial Ownership(3)	Percent of Class
Ronald M. Lamb	709,470		—	—	709,470	1.4%
Robert J. Myers	18,000		40,000	6,869	64,869	*
Kenneth H. Haynie	32,662		20,000	—	52,662	*
Patricia Clare Sullivan	5,480		12,000	—	17,480	*
Johnny Danos	7,175		10,000	—	17,175	*
William C. Kimball	3,461	(4)	10,000	—	13,461	*
Diane C. Bridgewater	—		4,000	—	4,000	*
Jeffrey M. Lamberti	25,300	(5)	2,000	—	27,300	*
Terry W. Handley	—		50,000	9,303	59,303	*
William J. Walljasper	—		33,500	4,616	38,116	*
Sam J. Billmeyer	—		30,000	3,701	33,701	*
All current executive officers and directors as a group (11 persons)	801,548		211,500	24,489	1,037,537	2.0%

*	Less than 1%
(1)	Consisting of shares (which are included in the totals) that are subject to acquisition through the exercise of stock options granted under the 2000 Stock Option Plan or the Director Stock Plan, but which cannot be presently voted by the executive officers or non-employee directors holding the options. See “DIRECTOR COMPENSATION” and “COMPENSATION DISCUSSION AND ANALYSIS—Long-Term Incentive Compensation” herein. Certain of the options held by the executive officers are not currently exercisable and cannot be exercised within 60 days hereof.
(2)	The amounts shown (which are included in the totals) consist of shares allocated to the named executive officers’ accounts in the KSOP as of April 30, 2008 (the most recent allocation made by the Trustee of the KSOP) over which the officer exercises voting power. Under the trust agreement creating the KSOP, the shares of Common Stock held by the Trustee are voted by the Trustee in accordance with the participants’ directions or, if no directions are received, in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions.
(3)	Except as otherwise indicated, the amounts shown are the aggregate numbers of shares attributable to the individuals’ direct ownership of shares, shares subject to the exercise of options, and KSOP shares.
(4)	The amount shown includes 410 shares held by the spouse of Mr. Kimball.
(5)	The amount shown includes 300 shares held for the benefit of a minor child.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), requires the Company’s officers, directors and owners of more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership with the SEC, and also to furnish the Company with a copy of all such reports that they file. Based solely upon a review of the copies of the reports furnished to the Company, all such reporting persons complied with such reporting obligations during the fiscal year ended April 30, 2008, except Mr. Fitzgibbon and Mr. Haynie each filed one report late with respect to his exercise of an option granted under the Director Stock Plan.

COMPENSATION DISCUSSION AND ANALYSIS

The following section provides a discussion and analysis of compensation paid or awarded to the named executive officers for the fiscal year ended April 30, 2008. In this section, the words “our” and “we” refer to the Company, and “Committee” refers to the Compensation Committee of the Board of Directors.

Executive Compensation Strategy/Objectives

Our executive compensation policies are designed to attract, motivate and retain executives who will contribute to the long-term success of the Company, and to reward executives for achieving both short-term and long-term strategic goals of our Company. We also believe it is important to align the interests of the executives with those of shareholders. In order to achieve these objectives, compensation for executive officers is linked directly to our Company’s financial performance.

Components of Compensation

Our compensation program has four primary components: base salary; short-term incentive (bonus) compensation; a long-term incentive in the form of stock option grants; and benefits. A significant portion of an executive’s compensation is placed at risk, and the only fixed compensation paid is base salary and benefits. The remaining total compensation (short-term incentive bonuses and long-term stock option awards) for our named executive officers is not guaranteed and the value to the executive is based on the Company’s and the executive’s performance.

Each executive’s total compensation is reviewed in June of each year. Compensation decisions made in June regarding salary increases become effective as of the prior May 1. Stock options typically are awarded every other year. All of these decisions are made in the context of the Company’s performance against targets and the individual’s performance against performance goals and objectives.

In making recommendations with respect to any element of an executive officer’s compensation, the Committee considers the total compensation, including salary, annual bonus and long-term incentive compensation. The Committee’s goal is to recommend compensation that is reasonable and competitive when all elements of potential compensation are considered.

Base Salary

Our Chief Executive Officer recommends the individual base salaries for all other executive officers and the Vice Presidents. Base salaries for executive officers and Vice Presidents of the Company are determined primarily on the basis of each executive officer’s experience, performance and responsibilities. Comparative data prepared by the Chief Executive Officer or executive compensation consulting firms also has been considered from time to time by the Committee. Individual salaries are reviewed annually. For fiscal year 2008, the other named executive officers received salary increases based on individual performance, as well as overall internal and external pay equity, that ranged from 3.3% to 12.5%.

The base salary of Mr. Myers is set forth in his employment agreement with the Company and may be adjusted during the term thereof with the consent of Mr. Myers. Effective May 1, 2007, Mr. Myers’ base salary was increased from $500,000 to $600,000 and effective May 1, 2008, Mr. Myers’ base salary was increased to $660,000. In recommending the increases, the Committee considered Mr. Myers’ experience, performance and responsibilities, along with the quality of Mr. Myers’ leadership in promoting the Company’s strategic growth.

Annual Incentive Payments (Bonus)

The executive officers of the Company, including the named executive officers and its Vice Presidents, annually participate in an incentive compensation bonus pool.

The purpose of the bonus award is to reward superior performance by the Company’s executive officers that has resulted in the Company achieving certain financial performance levels in terms of earnings per share and return on invested capital. At the beginning of each fiscal year (typically in June), the performance goals are established through a process that includes input from senior management and results in a recommendation by the Committee to the Board of Directors.

In fiscal 2008, the target for the incentive compensation award was 35% of base salary, with a maximum award of 50% of base salary. The performance goals for the fiscal year ended April 30, 2008 were based on earnings per share (75%) and return on invested capital (25%). Each metric, which is described below, is closely tied to the execution of strategic business objectives and in the aggregate are designed to increase shareholder value.

Earnings per share: The growth of earnings per share is related to the growth of shareholder value and is an important measure used by the investing community to evaluate our financial performance. Long-term sustained growth should positively impact our share price and market capitalization. The Board of Directors also considers one-time and extraordinary charges when establishing earnings per share targets so that management is not advantaged by favorable items or disadvantaged by unfavorable items that are not relevant to current operating performance. For example, gasoline margins are assumed to be consistent with the Company’s historical experience.

Return on invested capital: Return on invested capital (ROIC) is determined by dividing operating income after depreciation and tax before interest by average invested capital. We believe that ROIC is a useful measure of management’s effectiveness in creating value for our shareholders.

The chart below summarizes the relative weighting of the performance goals and funding levels applied for the fiscal year ended April 30, 2008:

2008 Annual Incentive Performance Goal Weighting

Goal	Weightings	Targets
		A	B	C	D	E	F	G
Earnings per Share	75%	[1]7.5%	11.25%	18.75%	26.25%	30.0%	33.75%	37.5%
Return on Invested Capital	25%	[1]2.5%	3.75%	6.25%	8.75%	10.0%	11.25%	12.5%
Maximum % of Base Salary Percentage		10%	15%	25%	35%	40%	45%	50%

[1]	Percentage of Base Salary

Achievement of Targets

Generally, the Committee sets the target levels based on the Company’s operating plan for the year, which includes a series of goals to ensure short-term growth objectives are met or exceeded, and performance is consistent with what is necessary for long-term earnings and shareholder value growth. Minimum and maximum objectives are set slightly above and below the target levels. In making the annual determination of the minimum, target and maximum levels, the Committee may consider the specific circumstances facing the Company during the coming year and expectations regarding earnings per share and Company performance, including the Company’s operating plan. The Committee believes that it is important for the executive officers to function as a cohesive team, and therefore establishes the performance targets on the basis of the Company’s performance as a whole and not with a focus on individual or divisional areas of responsibility.

The Committee believes that targets can be achieved with consistent superior performance throughout the year. During the past three years, the Company has achieved performance in excess of the minimum levels necessary to receive an incentive award in two years; no incentive awards were made for the 2007 fiscal year.

After the end of the fiscal year, the Committee reviews the Company’s actual performance against each of the performance goals established at the outset of the year and uses the performance weightings to establish the total annual incentive program bonus pool. Total bonus payments for all employees in the aggregate may not exceed the Company funded amount.

For the fiscal year ended April 30, 2008, the range in earnings per share that would result in payment of an annual bonus was $1.26 to $1.49. In the case of return on invested capital, the range extended from 8.8% to 10.1%. As a result of the Company’s financial performance which exceeded the maximum amount of both metrics, the maximum annual incentive bonuses were made to the named executive officers in respect of the Company’s performance during the 2008 fiscal year.

Long-term Incentive Compensation

Under the long-term incentive program, stock options may be granted to executive officers and other key employees of the Company under the terms of the 2000 Stock Option Plan (“Option Plan”). The size of an individual’s stock option award is based primarily on individual performance and the individual’s responsibilities and position with the Company. The Option Plan is designed to assist the Company in attracting, retaining and motivating executive officers and other key employees, and to align the interests of the executive officers and other key employees with those of our shareholders. The stock options are granted with an exercise price equal to the fair market value of our Common Stock on the date of grant. Option recipients are required to enter into standard option grant agreements which reflect the specific terms of the stock option and terms of forfeiture should the individual leave the employment of the Company.

It has been the Committee’s practice generally to award options to key Company employees in every other year. Based on recommendations developed by Mr. Myers and reviewed by the Committee in June 2007, stock options were awarded in June 2007 to the executive officers (except Mr. Lamb, who declined to accept any grant of options) and other key employees. The June 2007 option awards were subject to a three-year vesting restriction and may not be exercised during that initial three-year period.

In March 2007, the Board adopted a policy providing that option awards can only be adopted by the Committee at an in-person or telephonic meeting, as opposed to written consent. Options now can be awarded only within a two week period following the release of the Company’s annual financial results in June as long as directors are not in possession of material non-public information about the Company. The grant date is the date of the meeting when the grant is approved and the price is the closing price of our Common Stock on the Nasdaq exchange on that date. Details of every stock option award will be reflected in Committee minutes and the Corporate Secretary will verify that grant documents are consistent with the grants authorized by the Committee and memorialized in the minutes.

Benefits and Perquisites

With limited exceptions, the Committee’s policy is to provide benefits to executive officers that are the same as those offered to all employees of the Company. We provide comprehensive health benefits, as well as life insurance and a disability program for all benefits-eligible employees, including the named executive officers. In addition, we offer retirement benefits through the Casey’s General Stores 401(k) Plan (KSOP) to a broad employee population including most of the named executive officers. We review our benefit plans periodically in comparison to those offered by other comparably sized central Iowa companies.

We generally provide limited perquisites. We pay the premiums for long-term disability and group life insurance coverages for all of the named executive officers. We also maintain a 10-year level premium term life insurance policy with a death benefit of $1,000,000 that insures the life of Mr. Myers, and which is payable upon his death to a beneficiary designated by him. At the end of Mr. Myers’ employment agreement, we will assign ownership of such policy to Mr. Myers, if he so requests, and Mr. Myers shall thereafter be responsible for the payment of the associated premiums.

The named executive officers and other members of senior management are provided with Company-owned automobiles, and are subject to applicable employment related taxes for their personal use of these automobiles. The Company also pays for a country club membership that is currently held in the name of Mr. Myers.

We own a corporate aircraft for the exclusive business use of our employees, including but not limited to the named executive officers. Personal use of the aircraft is not permitted under Company policy.

Separation and Change in Control Benefits

Under our employment agreement with Mr. Myers (“Myers Agreement”), we may terminate the employment of Mr. Myers with or without cause at any time. For this purpose, the term “cause” includes, but is not limited to, unsatisfactory performance, misconduct, insubordination, personal or professional conduct which may bring public embarrassment or disgrace to the Company, or a violation of the Company’s Code of Business Conduct and Ethics. In the event of a termination for cause, the Company would be obligated to pay Mr. Myers his base salary through the date of such termination. In the event of termination without cause, we are obligated to pay Mr. Myers his base salary through the date of termination, and then for a period of 12 months following the date of such termination. In the event of a “change of control” of the Company, the Myers Agreement would terminate and Mr. Myers would become entitled to all of the payments and benefits set forth in his existing “change of control” employment agreement with the Company (dated March 25, 1997), except that Mr. Myers also would remain entitled to the insurance and retirement payment benefits included in the Myers Agreement. In the event Mr. Myers terminates his employment of his own volition prior to the end of the Myers Agreement, the Company’s only obligation to Mr. Myers is to pay his base salary to him through the date of voluntary termination.

The Myers Agreement also contains provisions requiring Mr. Myers to maintain in confidence any confidential information and trade secrets of the Company obtained by him during the term of the agreement, and also restricts his employment in competition with the Company for a period of ten years following his termination of employment with the Company. The agreement with Mr. Myers, as CEO, will end on June 21, 2011.

If Mr. Myers’ severance subjects him to a golden parachute excise tax, he is not entitled to any “gross-up” to reimburse him for the excise tax. As a result of Section 409A of the Internal Revenue Code, severance payments may be delayed for six months after termination of employment.

Mr. Harmon resigned in January 2008. In connection with the resignation, the Company and Mr. Harmon executed and entered into a Severance Agreement dated January 17, 2008, under which Mr. Harmon’s rights under his employment agreement and the SERP were terminated and the Company released from all obligations thereunder. The Severance Agreement generally provided that Mr. Harmon would provide transition assistance to the Company and continue to receive his current salary until April 30, 2008. Mr. Harmon also received a pro-rata share of the bonus awarded for the 2008 fiscal year. Commencing May 1, 2008 and continuing for 20 years thereafter, the Company will make payments to Mr. Harmon of $71,250 per year. The Company also will continue to provide group health insurance coverage to Mr. Harmon and his spouse for the same period of time, or until Medicare coverage becomes available to him.

We maintain “change in control” employment agreements with Messrs. Handley, Walljasper, Billmeyer and seven other officers. The purpose of these agreements is to encourage such individuals to carry out their duties in the event of a possible change of control of the Company. Under the terms of these agreements, the individuals may become entitled to receive certain payments upon their termination of employment or if their job duties or compensation and benefits are substantially reduced within two years following a change of control of the Company. The maximum amount payable is three times the sum of the individual’s salary and the highest annual bonus received by such individual during the two preceding years. In addition, the agreements provide for the continuation of certain benefits for up to two years after termination.

Retirement Arrangements

All executives are eligible to participate in the Casey’s General Stores 401(k) Plan (KSOP) under the same terms and conditions as other salaried employees. The current plan is the result of a merger (effective April 30, 2003) of a former employee stock ownership plan and a defined contribution 401(k) plan. The plan covers all employees who meet minimum age and service requirements; as of April 30, 2008, there were 3,603 active participants in the plan. Shares of our Common Stock held by the plan trustee are allocated to participant accounts and may be distributed to eligible participants upon death, disability, retirement or termination of employment.

In 1997, the Board of Directors adopted a Non-Qualified Supplemental Executive Retirement Plan (“SERP”). The SERP provides for the payment of an annual retirement benefit to specified officers for the earlier of a period of 20 years or until their death, after which such benefits shall be paid to the officer’s spouse for a period ending on the 20th anniversary of the officer’s retirement or the spouse’s death, whichever occurs first. Mr. Lamberti and Mr. Lamb are the only participants in the SERP, and receive annual retirement benefits of $275,000 and $350,000, respectively.

At the time of approval of the SERP, the Board of Directors also approved the execution of a trust agreement with UMB Bank, n.a. for the purpose of creating a trust to secure its obligations under the SERP in the event of a change of control of the Company. In such event, the trust would be funded in an amount equal to the maximum amount payable to the officers under the SERP, either in cash or pursuant to an irrevocable letter of credit established by the Company for that purpose. Payment of the retirement benefits to the officers thereafter would be made by the trustee from the trust funds, at the times and in the amounts provided in the SERP.

Mr. Myers is not a participant in the SERP, and is not eligible to receive any payments from the SERP. If Mr. Myers remains employed by the Company as President and Chief Executive Officer throughout the term of the Myers Agreement, then commencing on January 1, 2012 and continuing for a period of ten years thereafter, the Company will pay an annual retirement benefit to Mr. Myers (or his spouse, in the event of his death during said period) equal to one-half of the average of his base salary (not including any bonus payments) for the last three years of his employment under the Myers Agreement. If Mr. Myers’ employment by the Company terminates before June 21, 2011, whether with or without cause (as defined in the Myers Agreement), the Company shall have no obligation to make the foregoing retirement payments to Mr. Myers (or his spouse).

Deductibility of Compensation for Tax Purposes

We periodically review the terms of the employment agreements with the executive officers and from time to time consider modifications to the same. We also are aware of the statutory limitations placed on the deductibility of compensation in excess of $1 million which is earned by an executive officer in any year that is not considered to be “performance-based.” However, shareholder interests are at times best served by not restricting the Committee’s discretion and flexibility in developing compensation programs, even though the programs may result in non-deductible compensation expenses. Accordingly, the Committee may from time to time approve elements of compensation for certain officers that are not fully deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that begins on page 12. Based on the Compensation Committee’s review and the discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Kenneth H. Haynie, Chair

Patricia Clare Sullivan

Johnny Danos

William C. Kimball

Diane C. Bridgewater

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and the Audit Committee Report are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

EXECUTIVE OFFICERS AND THEIR COMPENSATION

The Company currently has four executive officers and seven other Vice Presidents. The current executive officers are as follows:

Name	Current Office Held	First Became Executive Officer	Age
Robert J. Myers	President and Chief Executive Officer	1999	61

Terry W. Handley	Chief Operating Officer	2002	48

William J. Walljasper	Senior Vice President and Chief Financial Officer	2004	44

Sam J. Billmeyer	Senior Vice President—Logistics & Acquisitions	2006	51

Each of the executive officers has served the Company in various executive or administrative positions for at least the last five years.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended April 30, 2008 and 2007:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary($)		Option Awards($)[1]		Non-equity Incentive Plan Compensation($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings($)[2]		All Other Compensation($)[3]		Total($)
Ronald M. Lamb, Retired Chairman Of Executive Committee	2008 2007	$ $	700,000 700,000	$ $	— 3,319	$ $	350,000 0	$ $	133,499 647,300	$ $	26,090 21,635	$ $	1,209,589 1,372,254

Robert J. Myers, President and Chief Executive Officer	2008 2007	$ $	600,000 475,625	$ $	52,470 15,885	$ $	300,000 0	$ $	384,358 350,000	$ $	26,204 20,109	$ $	1,363,032 861,619

Terry W. Handley, Chief Operating Officer	2008 2007	$ $	335,000 305,000	$ $	52,470 15,885	$ $	167,500 0	$ $	— —	$ $	24,910 26,695	$ $	579,880 347,580

William J. Walljasper, Senior Vice President and Chief Financial Officer	2008 2007	$ $	275,000 250,000	$ $	52,470 15,885	$ $	137,500 0	$ $	— —	$ $	25,123 21,905	$ $	490,093 287,790

Sam J. Billmeyer, Senior Vice President—Logistics and Acquisitions	2008 2007	$ $	225,000 200,000	$ $	52,470 15,885	$ $	112,500 0	$ $	— —	$ $	25,530 19,085	$ $	415,500 234,970

John G. Harmon, Former Senior Vice President and Secretary	2008 2007	$ $	321,923 300,000	$ $	52,470 15,885	$ $	110,515 0	$ $	— 195,477	$ $	20,093 20,768	$ $	505,001 532,130

[1]

The amounts indicated for 2008 reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended April 30, 2008, in accordance with FAS 123R, for options granted under the 2000 Stock Option Plan and includes amounts from options granted prior to fiscal year 2008. Assumptions used in the calculation of these amounts are included in footnote 1, “Significant Accounting Policies—Stock-Based Compensation” to the Company’s audited financial statements for the fiscal year ended April 30, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 26, 2008.

[2]

The amounts indicated for 2008 reflect the aggregate change in the present value of Mr. Lamb’s accumulated benefit under the SERP during fiscal year 2008, and in the case of Mr. Myers, the future benefits payable under his employment agreement. No amount is included for the aggregate change in the present value of a SERP for Mr. Harmon as he released all rights to benefits under the SERP in the Severance Agreement associated with his resignation of employment.

[3]	The amounts indicated under All Other Compensation for fiscal [y] ear 2008 are detailed below:

Name	KSOP Matching Contribution	Life Insurance Premiums	Health and Disability Premiums	Automobile Expense	Club Dues	Total
Ronald M. Lamb	$—	$96	$12,969	$13,025	$—	$26,090
Robert J. Myers	$8,167	$96	$1,120	$9,535	$7,286	$26,204
Terry W. Handley	$8,492	$96	$9,559	$6,763	$—	$24,910
William J. Walljasper	$8,583	$96	$9,269	$7,175	$—	$25,123
Sam J. Billmeyer	$8,667	$96	$9,666	$7,101	$—	$25,530
John G. Harmon	$—	$96	$13,869	$6,128	$—	$20,093

Outstanding Equity Awards at 2008 Fiscal Year-End

Option Awards

Name(a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Ronald M. Lamb	—	—	—	—	—

Robert J. Myers	07-26-99	10,000	—	$14.9375	07-26-09
	06-06-03	10,000	—	14.08	06-06-13
	07-05-05	—	10,000	20.68	07-05-15
	06-25-07	—	10,000	26.92	06-25-17

Terry W. Handley	07-26-99	10,000	—	$14.9375	07-26-09
	05-24-01	10,000	—	11.74	05-24-11
	06-06-03	10,000	—	14.08	06-06-13
	07-05-05	—	10,000	20.68	07-05-15
	06-25-07		10,000	26.92	06-25-17

William J. Walljasper	07-26-99	1,500	—	$14.9375	07-26-09
	05-24-01	2,000	—	11.74	05-24-11
	06-06-03	10,000	—	14.08	06-06-13
	07-05-05	—	10,000	20.68	07-05-15
	06-25-07	—	10,000	26.92	06-25-17

Sam J. Billmeyer	06-06-03	10,000	—	$14.08	06-06-13
	07-05-05	—	10,000	20.68	07-05-15
	06-25-07	—	10,000	26.92	06-25-17

John G. Harmon	—	—	—	—	—

Option Exercises

Name (a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]
Ronald M. Lamb	—	—
Robert J. Myers	10,000	112,600
Terry W. Handley	—	—
William J. Walljasper	3,500	50,903
Sam J. Billmeyer	—	—
John G. Harmon	20,000	205,972

[1]

The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.

Nonqualified Deferred Compensation

Under our Executive Nonqualified Excess Plan (Deferred Compensation Plan), certain employees, including the named executive officers, may voluntarily defer up to 20% of their base salary and up to 100% of any bonuses awarded under the Company’s incentive compensation program. Unlike our tax-qualified 401(k) Savings Plan (KSOP), the participant deferrals under our Deferred Compensation Plan are not matched by the Company.

Elections to defer a portion of base salary and bonus are made by eligible participants in December of each year for amounts to be deferred in the following year. Our Deferred Compensation Plan offers certain employees a competitive deferral feature that can be used to supplement the limited deferrals permitted under our KSOP.

Messrs. Myers, Handley, and Walljasper are the only persons listed in the Summary Compensation Table who were participants in the Deferred Compensation Plan in fiscal year 2008. Details regarding their participation follows.

	Executive Contributions In Last FY ($)	Registrant Contributions In Last FY ($)[1]	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert J. Myers	117,500	—	(49,255)	—	621,579
William J. Walljasper	23,583	—	(4,273)	—	101,215
Terry W. Handley	33,125	—	(4,365)	—	108,254

[1]	The Company makes no contributions to deferrals.
[2]	None of the earnings were included as compensation in the Summary Compensation Table.

Forty-one mutual fund investment alternatives are available in which plan participants can direct their investment. The participant’s investment return is based on their investment selections. Deferrals are immediately vested. Distributions from the plan are allowed at various times, including termination of employment, death, specified date, disability, change of control and in the event of unforeseen emergency. The Deferred Compensation Plan is unfunded and is not subject to the fiduciary requirements of ERISA.

RETIREMENT ARRANGEMENTS

As indicated in the Compensation Discussion and Analysis, Mr. Lamb participates in a Non-Qualified Supplemental Executive Retirement Plan (“SERP”). See page 16 for further details. The Employment Agreement between the Company and Mr. Myers provides for payments triggered upon retirement under certain circumstances. See page 16 for further details.

The table below indicates the present value of the accrued benefit under each plan for each named executive officer. The plans do not provide for an offset for Social Security benefits.

Name	Plan Name	Number of Years of Credited Service (#)[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Last Fiscal Year ($)
Ronald M. Lamb	Non-Qualified Supplemental Executive Retirement Plan	—	3,844,759	—

Robert J. Myers	Employment Agreement[3]	—	734,358	—

John G. Harmon[4]	Non-Qualified Supplemental Executive Retirement Plan	—	—	—

Terry W. Handley	—	—	—	—

William J. Walljasper	—	—	—	—

Sam J. Billmeyer	—	—	—	—

[1]	“Years of Credited Service” is not applicable to the benefits payable under the SERP or the Employment Agreement with Mr. Myers.
[2]

“Present Value of Accumulated Benefit” is calculated as of the same pension plan measurement date used for purposes of the Company’s audited financial statements. “Present Value of Accumulated Benefit” is the actuarial present value of accumulated benefits under the plan, determined generally using the same assumptions used for financial statement reporting under GAAP, and is reported as a lump sum regardless of the form of payment under the plan.

[3]	Mr. Myer’s Employment Agreement contains a benefit triggered upon his retirement that is described on page 16. He does not, however, have an interest in the SERP.
[4]	Pursuant to the Severance Agreement with Mr. Harmon, all of his rights to benefits in the SERP were released.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following tables set out the payments that could be paid to Messrs Myers, Handley, Walljasper and Billmeyer upon a termination of their employment. The amounts shown assume that the termination event occurred on or was effective as of the fiscal year ended April 30, 2008, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the officer upon his termination. The actual amounts to be paid out can only be determined at the time of actual separation from the Company.

In addition to the amounts shown below, upon termination of employment for any reason, each officer will receive payment of his (i) vested benefits under the Company’s deferred compensation plan (as described on page 21 herein), (ii) vested account balance under the KSOP and (iii) accrued but unpaid vacation.

Robert J. Myers
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination[1]	Retirement[2]	Death[3]	Disability[4]	For Cause Termination[5]	Involuntary Not for Cause Termination[6]	Change in Control (Not for Cause/ Good Reason Termination)[7]
Severance Pay	$—	$—	$—	$—	$—	$600,000	$2,206,750
Value of Long-term Incentives[8]	$—	$—	$—	$—	$—	$—	$14,500
Post-employment Health Care[9]	$—	$—	$—	$192	$—	$—	$192
Life Insurance Proceeds	$—	$—	$1,050,000	$—	$—	$—	$—
Disability Benefits	$—	$—	$—	$210,000	$—	$—	$—
Total	$—	$—	$1,050,000	$210,192	$—	$600,000	$2,221,442

[1]

Upon voluntary termination, the Company’s only obligation is to pay salary up to the date of termination. All previously vested options remain exercisable for three months and all unvested options are forfeited as of the effective date of the voluntary termination.

[2]

Upon retirement, all previously vested options remain exercisable for three months and all unvested options are forfeited as of the effective date of retirement. If Mr. Myers remains President and CEO until June 21, 2011, then commencing on January 1, 2012 Mr. Myers will receive one-half of the average of his base salary for the last three years of his employment until his death and following his death, to his surviving spouse until the earlier of December 31, 2021 or the death of his surviving spouse.

[3]

Upon death, Mr. Myers’ beneficiaries would receive payment of the proceeds of Company provided life insurance. All previously vested options remain exercisable by Mr. Myers’ legal representative or beneficiaries for twelve months after the date of death.

[4]

Upon Mr. Myers’ becoming permanently incapacitated by reasons of sickness, accident or other physical or mental disability, as such incapacitation is defined by the Company’s Long-Term Disability carrier for a period exceeding 26 weeks during any twelve (12) month period, Mr. Myers Employment Agreement will terminate and he will only be entitled to disability benefits under the Company’s Long-Term Disability Plan. If an executive officer becomes “disabled” as defined in the Company-provided Long-Term Disability Plan, the officer would receive monthly disability payments equal to $5,000 per month to age 65.

[5]

Upon termination for Cause, the Company is obligated to pay salary up to date of termination. If the termination is for deliberate, willful or gross misconduct, all rights to exercise options expire upon the receipt of such notice of termination.

[6]

Upon an involuntary termination other than for Cause, the Company is obligated to pay Mr. Myers his current base salary for a period of twelve months following the date of such termination, conditioned upon Mr. Myers complying with the non-competition and non-solicitation provisions in his Employment Agreement. All previously vested options remain exercisable for three months and all unvested options are forfeited as of the effective date of the termination.

[7]

Upon termination within two years (or normal retirement date, whichever is earlier) following a Change in Control for (a) reasons other than Cause or disability by the Company or (b) for Good Reason by Mr. Myers, the Company is obligated to pay (i) salary through the date of termination and a prorated portion of an annual bonus amount, (ii) severance equal to three times the sum of current annual base salary and a calculated bonus amount; (iii) compensation previously deferred, including accrued interest; and (iv) continued benefits during the remainder of the two year employment period, including life insurance. The Company may reduce any payment if it would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code. In addition, all unexercised stock options will become fully vested. If Mr. Myers’ employment is terminated due to death following a Change of Control, his legal representative is entitled to salary through the date of termination, a prorated annual bonus based on the last fiscal year and compensation previously deferred, including interest. If Mr. Myers’ employment is terminated due to disability within two years following a Change of Control, he is entitled to salary through the date of termination, a prorated annual bonus based on the last three fiscal years and compensation previously deferred, including interest. He is also entitled to disability and other benefits under any Company plan. If Mr. Myers’ employment is terminated due to Cause, he is only entitled to salary through the date of termination and compensation previously deferred, including accrued interest.

[8]

The amounts reported for long-term incentives (stock options) represent the in-the-money value of stock options that vest as a result of a termination of employment. The in-the-money value of stock options is calculated based on the closing stock price on April 30, 2008 ($22.13), the last trading day of the fiscal year. No amount is reported for options that were vested prior to April 30, 2008.

[9]	Includes the estimated cost of continued life insurance benefits.

William J. Walljasper
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination[1]	Retirement[2]	Death[3]	Disability[4]	For Cause Termination[5]	Change in Control (Not for Cause/ Good Reason Termination)[6]
Severance Pay	$—	$—	$—	$—	$—	$1,029,000
Value of long-term Incentives[7]	$—	$—	$—	$—	$—	$14,500
Post-employment Health Care[8]	$—	$—	$—	$18,730	$—	$18,730
Life Insurance Proceeds	$—	$—	$50,000	$—	$—	$—
Disability Benefits	$—	$—	$—	$1,275,000	$—	$—
Total	$—	$—	$50,000	$1,293,730	$—	$1,062,230

Terry W. Handley
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination[1]	Retirement[2]	Death[3]	Disability[4]	For Cause Termination[5]	Change in Control (Not for Cause/ Good Reason Termination)[6]
Severance Pay	$—	$—	$—	$—	$—	$1,253,000
Value of long-term Incentives[7]	$—	$—	$—	$—	$—	$14,500
Post-employment Health Care[8]	$—	$—	$—	$19,310	$—	$19,310
Life Insurance Proceeds	$—	$—	$50,000	$—	$—	$—
Disability Benefits	$—	$—	$—	$1,005,000	$—	$—
Total	$—	$—	$50,000	$1,024,310	$—	$1,286,810

Sam J. Billmeyer
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination[1]	Retirement[2]	Death[3]	Disability[4]	For Cause Termination[5]	Change in Control (Not for Cause/ Good Reason Termination)[6]
Severance Pay	$—	$—	$—	$—	$—	$842,100
Value of long-term Incentives[7]	$—	$—	$—	$—	$—	$14,500
Post-employment Health Care[8]	$—	$—	$—	$19,524	$—	$19,524
Life Insurance Proceeds	$—	$—	$50,000	$—	$—	$—
Disability Benefits	$—	$—	$—	$810,000	$—	$—
Total	$—	$—	$50,000	$829,524	$—	$876,124

[1]

Upon voluntary termination, the Company’s only obligation to the executive officer is to pay salary up to the date of termination. All previously vested options remain exercisable for three months and all unvested options are forfeited as of the effective date of the voluntary termination.

[2]

Upon retirement, the Company’s only obligation to the executive officer is to pay salary up to the date of retirement. All previously vested options remain exercisable for three months and all unvested options are forfeited as of the effective date of retirement.

[3]

Upon death, the named executive officers’ beneficiaries would receive payment of the proceeds of Company provided life insurance. All previously vested options remain exercisable by the officer’s legal representatives or beneficiaries for twelve months after the date of death.

[4]	If an executive officer becomes “disabled” as defined in the Company-provided Long-Term Disability Plan, the officer would receive monthly disability payments equal to $5,000 per month to age 65.
[5]

Upon termination for Cause, the Company’s only obligation is to pay salary through the date of termination. If the termination is for deliberate, willful or gross misconduct, all rights to exercise options expire upon the receipt of such notice of termination.

[6]

Upon termination within two years (or normal retirement date, whichever is earlier), following a Change in Control for (a) reasons other than Cause or disability by the Company or (b) for Good Reason by each officer, the Company is obligated to pay (i) salary through the date of termination and a prorated annual bonus amount, (ii) severance equal to three times the sum of current annual base salary and a calculated bonus amount; (iii) compensation previously deferred, including accrued interest; and (iv) continued benefits during the remainder of the two year employment period including health insurance and life insurance. The Company may reduce any payment if it would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code. All unexercised stock options will become fully vested. If the officer’s employment is terminated due to death following a Change of Control, his legal representative is entitled to salary through the date of termination, a prorated annual bonus amount and compensation previously deferred, including interest. If the officer’s employment is terminated due to disability within two years following a Change of Control, he is entitled to salary through the date of termination, a prorated annual bonus amount and compensation previously deferred, including interest. The officer is also entitled to disability and other benefits under any Company plan. If the officer’s employment is terminated due to Cause, the officer is only entitled to salary through the date of termination and compensation previously deferred, including accrued interest.

[7]

The amounts reported for long term incentives (stock options) represent the in-the-money value of stock options that vest as a result of a termination of employment. The in-the-money value of stock options is calculated based on the closing stock price on April 30, 2008 ($22.13), the last trading day of the fiscal year. No amount is reported for options that were vested prior to April 30, 2008.

[8]	Includes the estimated cost of continued health and life insurance benefits.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the shares of Common Stock that may be issued upon exercise of options, warrants and rights under all equity compensation plans as of April 30, 2008, consisting of the Option Plan and the Director Stock Plan. Both of such plans have been approved by the shareholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	783,550	$19.74	366,664
Equity compensation plans not approved by security holders	None	None	None
Total	783,550	$19.74	366,664

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

The Audit Committee operates under a Charter approved by the Board of Directors. All members of the Audit Committee are “independent”, as defined by the Securities and Exchange Commission as well as the applicable Nasdaq listing standards.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). The auditor’s independence from the Company and its management also was discussed, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2008.

AUDIT COMMITTEE

Diane C. Bridgewater, Chair

Johnny Danos

Patricia Clare Sullivan

William C. Kimball

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to shareholder ratification, the Audit Committee has appointed the firm of KPMG LLP to audit the consolidated financial statements of the Company for the fiscal year ending April 30, 2009. The Company has used KPMG LLP as its independent auditor for a number of years. Ratification of the appointment of auditors requires the affirmative vote of a majority of the shares represented at the meeting and voting on the matter. If the shareholders do not ratify this appointment, the Audit Committee will consider the matter of the appointment of independent auditors.

The Board of Directors recommends that shareholders vote FOR such ratification.

Representatives of KPMG LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of the Company’s Fiscal Year 2008 consolidated financial statements.

Independent Auditor Fees

The following table sets forth the aggregate fees billed to the Company and subsidiaries for the last two fiscal years ended April 30, 2007 and April 30, 2008 by the Company’s independent auditor, KPMG LLP:

	2007	2008
Audit Fees (a)	$424,100	$366,700
Audit-Related (b)	11,000	15,300
Tax Fees (c)	0	0
All Other Fees	0	0

	$435,100	$382,000

(a)	Includes fees for review of Securities and Exchange Commission filings and for internal controls attestation under Section 404 of the Sarbanes Oxley Act of 2002.
(b)	Fees for audits of employee benefit plans.
(c)	Fees for tax return preparation and tax consulting.

The Chair of the Audit Committee has advised the Board of Directors that the Audit Committee has determined the non-audit services rendered by KPMG LLP during the Company’s most recent year are compatible with maintaining the independence of the auditors.

Prior to the issuance of its audit report, KPMG LLP communicated (i) its responsibility under existing standards generally accepted in the United States of America; (ii) all critical accounting policies and practices used by the Company; and (iii) other significant written communication between KPMG LLP and management of the Company.

Pre-Approval Procedures

Under its charter, the Audit Committee shall pre-approve all audit and any permitted non-audit services provided to the Company by the independent auditors and the fees to be paid for those services. The Audit Committee may delegate authority to subcommittees (consisting of one or more members) to grant pre-approvals of certain audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. All of the services provided by the independent auditor to the Company during the year ended April 30, 2008 were pre-approved by the Audit Committee or its Chairman pursuant to delegated authority.

ANNUAL REPORTS

The Company’s 2008 Annual Report, including consolidated financial statements, is being mailed to shareholders with this Proxy Statement, but does not form a part of the material for the solicitation of proxies. The Company will provide without charge to each shareholder, on written request, a copy of the Company’s Annual Report on Form 10-K for the year ended April 30, 2008, including the consolidated financial statements and schedules thereto, filed with the Securities and Exchange Commission. If a shareholder requests copies of any exhibits to such Form 10-K, the Company may require the payment of a fee covering its reasonable expenses. A written request should be addressed to the Director of Finance and Corporate Secretary, Casey’s General Stores, Inc., One Convenience Blvd., Ankeny, Iowa 50021-0845.

SHAREHOLDER COMMUNICATIONS

It is the general policy of the Board that management speaks for the Company. To the extent shareholders would like to communicate with a Company representative, they may do so by contacting Terry Handley, Chief Operating Officer, One Convenience Boulevard, P.O. Box 3001, Ankeny, IA 50021. Mr. Handley can be reached by telephone at 515/965-6218 and by email at terry.handley @caseys.com.

Any shareholder wishing to communicate with one or more Board members should address a written communication to Casey’s General Stores Audit Committee, Capital Square, 400 Locust, Suite 820, Des Moines, Iowa 50309 to the attention of Diane C. Bridgewater, Chairperson. Ms. Bridgewater will forward such communication on to all of the members of the Board, to the extent such communications are deemed appropriate for consideration by the Board.

SUBMISSION OF SHAREHOLDER PROPOSALS

Any proposal which a shareholder intends to present at the annual meeting of shareholders in September 2009 must be received by the Company by April 10, 2009 in order to be eligible for inclusion in the Company’s proxy statement and proxy card relating to such meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable SEC regulations governing the solicitation of proxies.

Under the Bylaws, a shareholder may bring other business before an annual meeting of shareholders only by delivering written notice to the Secretary of the Company at least 90 days prior to the one-year anniversary date of the date of the preceding annual meeting of shareholders. The notice must set forth certain information concerning such shareholder and all persons or entities acting in concert with the shareholder, including their names, addresses and number of shares owned of record, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, a description of all arrangements or understandings between such shareholder and any other persons in connection with the proposal of such business, a representation that such shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting and such other information regarding the proposal as would be required to be included in a proxy statement filed with the SEC. The Chairman of the meeting may determine that particular items of business were not properly brought before the annual meeting in accordance with the Bylaws, in which case any such business shall not be transacted.

A shareholder proponent must be a shareholder of the Company both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. Any such notice must be given to the Secretary of the Company, whose address is One Convenience Blvd., Ankeny, Iowa 50021-0845. Any shareholder desiring a copy of the Bylaws will be furnished a copy without charge upon written request of the Secretary. The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate and apart from, and in addition to, the SEC requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement for an annual meeting.

OTHER MATTERS

So far as the Board of Directors and the management of the Company are aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.

By Order of the Board of Directors,

Brian J. Johnson
Director of Finance and Corporate Secretary
August 11, 2008

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.

C123456789

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 19, 2008.

Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/CASY • Follow the steps outlined on the secured website.
Vote by telephone

  •   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	01 - Ronald M. Lamb	02 - Robert J. Myers	03 - Diane C. Bridgewater	04 - Johnny Danos	+
	05 - Patricia Clare Sullivan	06 - Kenneth H. Haynie	07 - William C. Kimball	08 - Jeffrey M. Lamberti

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees	01	02	03	04	05	06	07	08

☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the independent auditors of the Company for fiscal year 2009.	☐	☐	☐

3. To transact such other business as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — CASEY’S GENERAL STORES, INC.

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

ONE CONVENIENCE BOULEVARD ANKENY, IOWA 50021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON SEPTEMBER 19, 2008.

The undersigned hereby appoints Ronald M. Lamb and Robert J. Myers as Proxies, each with the power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of Common Stock of Casey’s General Stores, Inc. held of record by the undersigned on July 25, 2008 at the Annual Meeting of shareholders to be held on September 19, 2008, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(To be signed on the other side)

C123456789

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your instruction card, you may choose one of the two voting methods outlined below to submit your instructions.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Instructions submitted by the Internet or telephone must be received by 5:00 p.m., Central Time, on September 17, 2008.

Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/CASY • Follow the steps outlined on the secured website.
Vote by telephone

  •   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	01 - Ronald M. Lamb	02 - Robert J. Myers	03 - Diane C. Bridgewater	04 - Johnny Danos	+
	05 - Patricia Clare Sullivan	06 - Kenneth H. Haynie	07 - William C. Kimball	08 - Jeffrey M. Lamberti

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees	01	02	03	04	05	06	07	08

☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the independent auditors of the Company for fiscal year 2009.	☐	☐	☐

3. To transact such other business as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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INSTRUCTION CARD — CASEY’S GENERAL STORES 401K PLAN

ONE CONVENIENCE BOULEVARD ANKENY, IOWA 50021

INSTRUCTIONS TO: Delaware Charter Guarantee and Trust Company, as Trustee of the Casey’s General Store 401K Plan (the “KSOP”)

I hereby direct that the voting rights pertaining to all shares of Common Stock of Casey’s General Stores, Inc. held by the Trustee and allocated to my account in the KSOP shall be exercised at the Annual Meeting of the shareholders of Casey’s General Stores, Inc. to be held on September 19, 2008, or at any adjournment of such meeting, in accordance with the instructions on the reverse side hereof, in voting upon the election of Directors, the ratification of the appointment of KPMG LLP as the independent auditors for fiscal year 2009, and on any other business that may properly come before the meeting.

You are entitled to direct the voting of the total number of shares of Common Stock of Casey’s General Stores, Inc. allocated to your account in the KSOP through July 25, 2008, the record date for voting at the September 19, 2008, Annual Meeting of shareholders, if your completed and signed Instruction Card is received by the Trustee no later than September 17, 2008. If your voting instructions are not timely received by the Trustee, the shares allocated to your account and the other shares held by the Trustee for which no instructions were timely received will be voted by the Trustee in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(To be signed on the other side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	01 - Ronald M. Lamb	02 - Robert J. Myers	03 - Diane C. Bridgewater	04 - Johnny Danos	+
	05 - Patricia Clare Sullivan	06 - Kenneth H. Haynie	07 - William C. Kimball	08 - Jeffrey M. Lamberti

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees	01	02	03	04	05	06	07	08

☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the independent auditors of the Company for fiscal year 2009.	☐	☐	☐

3. To transact such other business as may properly come before the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

------------------------------------------------------------------------------------------------------------------------------------------------------------

Proxy — CASEY’S GENERAL STORES, INC.

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

ONE CONVENIENCE BOULEVARD ANKENY, IOWA 50021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON SEPTEMBER 19, 2008.

The undersigned hereby appoints Ronald M. Lamb and Robert J. Myers as Proxies, each with the power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of Common Stock of Casey’s General Stores, Inc. held of record by the undersigned on July 25, 2008 at the Annual Meeting of shareholders to be held on September 19, 2008, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(To be signed on the other side)